Exhibit 99.1

Kandi Technologies and Its EV Sharing Program Featured in China Central Television (CCTV) News

JINHUA, China, January 9th, 2014 -- Kandi Technologies Group, Inc. (the “Company” or “Kandi”) (NASDAQ: KNDI), announced today that the Company and its Chairman & Chief Executive Officer Mr. Hu Xiaoming were featured in China Central Television ("CCTV") English News Channel on Monday, January 6. Visit http://en.kandivehicle.com/video/cctv9-2.swf to view the interview clip.

CCTV is the national TV station of the People’s Republic of China and it is one of China’s most important news broadcast companies. Today, CCTV has become the largest main stream media in China with 700 million domestic viewers every day and it has 42 channels. It can be seen in 171 countries and 314 million international users.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (NASDAQ: KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicles. Kandi has established itself as the one of the world's largest manufacturer of pure electric vehicles (EVs), Go-Kart vehicles, and tricycle and utility vehicles (UTVs), among others. More information can be viewed at its corporate website is http://www.kandivehicle.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

Kandi Technologies Group, Inc.

Ms. Kewa Luo
Phone: 1-212-551-3610
Email: IR@kandigroup.com